Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2022

Wilmington, MA – June 29, 2022 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its third quarter ended May 28, 2022 as compared to the corresponding period in the prior fiscal year:

Q3 2022 Financial Highlights

•
Consolidated revenues for the third quarter increased 10.2% to $511.5 million.
•
Operating income was $33.7 million, a decrease of 37.8%.
•
The quarterly tax rate increased to 25.4% compared to 22.9% in the prior year.
•
Net income decreased to $25.1 million, or 40.3%.
•
Diluted earnings per share decreased to $1.33 from $2.21 in the prior year, or 39.8%.

The Company’s financial results for the third quarter of fiscal 2022 included $11.4 million of costs directly attributable to its CRM, ERP and branding initiatives (the “Key Initiatives”). Excluding these Key Initiative costs:

•
Adjusted operating income was $45.1 million.
•
Adjusted net income was $33.5 million.
•
Adjusted diluted earnings per share was $1.77.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “Our third quarter results continue to reflect a strong top-line performance as well as margin pressure influenced by an increasingly inflationary environment. We are pleased with the performance of our thousands of Team Partners, who despite a challenging operating environment, continue to Always Deliver for each other and our customers.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 10.0% to $450.0 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 9.3%.
•
Operating margin decreased to 5.9% from 11.2%.

The costs incurred during the quarter related to the Key Initiatives, discussed above, were recorded to the Core Laundry Operations’ segment. Excluding these Key Initiative costs:

•
Core Laundry adjusted operating margin was 8.4%. The decrease from prior year’s operating margin was primarily due to higher merchandise and energy costs as a percentage of revenues as well as increased costs due to the inflationary environment and the challenging employment landscape.

Specialty Garments

•
Revenues for the quarter were $41.2 million, an increase of 7.7%, which was driven by growth in the segment's cleanroom operations.
•
Operating margin decreased to 17.4% from 21.7% a year ago, primarily due to higher merchandise, labor and energy costs as a percentage of revenues.

•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and short-term investments totaled $410.6 million as of May 28, 2022.
•
The Company had no long-term debt outstanding as of May 28, 2022.
•
Under its previously announced stock repurchase authorization, the Company repurchased 90,394 shares of common stock for $15.7 million in the third quarter of fiscal 2022. As of May 28, 2022, the Company had $71.6 million remaining under its current authorization.
•
Weighted average shares outstanding – Diluted for the third quarters of fiscal 2022 and fiscal 2021 were 18.9 million and 19.1 million, respectively.

Financial Outlook

Mr. Sintros continued, “We now expect revenues for fiscal 2022 to be between $1.993 billion and $2.0 billion. We further expect diluted earnings per share to be between $5.40 and $5.60. This earnings per share guidance assumes an effective tax rate of 24.0% and now includes a revised estimate of $32.0 million of costs directly attributable to our Key Initiatives that will be expensed in fiscal 2022. Please also note the following regarding our guidance:

•
Core Laundry Operations’ adjusted operating margin at the midpoint of the range is now 8.3%.
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Our adjusted tax rate for fiscal 2022 is projected to be 24.4%.
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Adjusted diluted earnings per share is now expected to be between $6.65 and $6.85.
•
Guidance does not include the impact of any future share buybacks or unexpected significantly adverse economic developments.”

See “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of significant increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine or the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from increases in, the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission, New York Stock Exchange, accounting or other rules, including, without limitation, recent rules proposed by the Securities and Exchange Commission regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 28, 2021, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021	Thirty-nine weeks ended May 28, 2022	Thirty-nine weeks ended May 29, 2021
Revenues	$511,548	$464,323	$1,484,408	$1,360,940

Operating expenses:
Cost of revenues (1)	334,633	286,605	969,579	851,860
Selling and administrative expenses (1)	116,191	96,976	332,985	279,008
Depreciation and amortization	27,027	26,583	80,744	79,178
Total operating expenses	477,851	410,164	1,383,308	1,210,046

Operating income	33,697	54,159	101,100	150,894

Other (income) expense:
Interest income, net	(340)	(671)	(1,739)	(2,102)
Other expense, net	431	348	1,761	513
Total other (income) expense, net	91	(323)	22	(1,589)

Income before income taxes	33,606	54,482	101,078	152,483
Provision for income taxes	8,539	12,466	23,855	35,986

Net income	$25,067	$42,016	$77,223	$116,497

Income per share – Basic:
Common Stock	$1.39	$2.31	$4.26	$6.42
Class B Common Stock	$1.11	$1.85	$3.41	$5.13

Income per share – Diluted:
Common Stock	$1.33	$2.21	$4.07	$6.12

Income allocated to – Basic:
Common Stock	$21,037	$35,270	$64,835	$97,792
Class B Common Stock	$4,030	$6,746	$12,388	$18,705

Income allocated to – Diluted:
Common Stock	$25,067	$42,016	$77,223	$116,497

Weighted average shares outstanding – Basic:
Common Stock	15,170	15,238	15,211	15,238
Class B Common Stock	3,632	3,643	3,632	3,643

Weighted average shares outstanding – Diluted:
Common Stock	18,875	19,051	18,958	19,041

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 28, 2022	August 28, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$410,595	$512,868
Receivables, net	241,160	208,331
Inventories	151,741	143,591
Rental merchandise in service	209,055	181,531
Prepaid taxes	11,319	16,580
Prepaid expenses and other current assets	45,012	40,891

Total current assets	1,068,882	1,103,792

Property, plant and equipment, net	640,810	617,719
Goodwill	456,810	429,538
Customer contracts and other intangible assets, net	87,629	84,638
Deferred income taxes	535	580
Operating lease right-of-use assets, net	49,408	42,115
Other assets	106,750	102,683

Total assets	$2,410,824	$2,381,065

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$80,341	$81,356
Accrued liabilities	152,381	159,578
Accrued taxes	—	743
Operating lease liabilities, current	13,999	12,993

Total current liabilities	246,721	254,670

Long-term liabilities:
Accrued liabilities	133,195	134,085
Accrued and deferred income taxes	89,888	89,177
Operating lease liabilities	37,009	30,181

Total liabilities	506,813	508,113

Shareholders’ equity:
Common Stock	1,512	1,524
Class B Common Stock	363	364
Capital surplus	91,571	89,257
Retained earnings	1,838,055	1,806,643
Accumulated other comprehensive loss	(27,490)	(24,836)

Total shareholders’ equity	1,904,011	1,872,952

Total liabilities and shareholders’ equity	$2,410,824	$2,381,065

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021	Dollar Change	Percent Change
Core Laundry Operations	$450,039	$409,031	41,008	10.0%
Specialty Garments	41,198	38,236	2,962	7.7%
First Aid	20,311	17,056	3,255	19.1%
Consolidated total	$511,548	$464,323	$47,225	10.2%

(In thousands, except percentages)	Thirty-nine weeks ended May 28, 2022	Thirty-nine weeks ended May 29, 2021	Dollar Change	Percent Change

Core Laundry Operations	$1,311,941	$1,200,456	$111,485	9.3%
Specialty Garments	116,220	111,592	4,628	4.1%
First Aid	56,247	48,892	7,355	15.0%
Consolidated total	$1,484,408	$1,360,940	$123,468	9.1%

Operating Income (Loss)

(In thousands, except percentages)	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021	Dollar Change	Percent Change
Core Laundry Operations	$26,431	$45,634	$(19,203)	(42.1)%
Specialty Garments	7,161	8,300	(1,139)	(13.7)%
First Aid	105	225	(120)	(53.3)%
Consolidated total	$33,697	$54,159	$(20,462)	(37.8)%

(In thousands, except percentages)	Thirty-nine weeks ended May 28, 2022	Thirty-nine weeks ended May 29, 2021	Dollar Change	Percent Change
Core Laundry Operations	$81,683	$129,870	$(48,187)	(37.1)%
Specialty Garments	19,640	20,693	(1,053)	(5.1)%
First Aid	(223)	331	(554)	(167.4)%
Consolidated total	$101,100	$150,894	$(49,794)	(33.0)%

Operating Margin

	Thirteen weeks ended May 28, 2022	Thirteen weeks ended May 29, 2021
Core Laundry Operations	5.9%	11.2%
Specialty Garments	17.4%	21.7%
First Aid	0.5%	1.3%
Consolidated total	6.6%	11.7%

	Thirty-nine weeks ended May 28, 2022	Thirty-nine weeks ended May 29, 2021
Core Laundry Operations	6.2%	10.8%
Specialty Garments	16.9%	18.5%
First Aid	(0.4)%	0.7%
Consolidated total	6.8%	11.1%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirty-nine weeks ended May 28, 2022	Thirty-nine weeks ended May 29, 2021
Cash flows from operating activities:
Net income	$77,223	$116,497
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	80,744	79,178
Amortization of deferred financing costs	123	85
Share-based compensation	7,114	5,193
Accretion on environmental contingencies	447	336
Accretion on asset retirement obligations	732	740
Deferred income taxes	1,823	2,025
Other	(103)	(199)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(31,998)	(7,657)
Inventories	(8,258)	(13,871)
Rental merchandise in service	(25,788)	(12,169)
Prepaid expenses and other current assets and Other assets	3,603	5,433
Accounts payable	850	4,019
Accrued liabilities	(21,172)	11,636
Prepaid and accrued income taxes	3,498	(3,723)
Net cash provided by operating activities	88,838	187,523

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(42,680)	(7,128)
Capital expenditures, including capitalization of software costs	(97,259)	(96,645)
Proceeds from sale of assets	133	551
Net cash used in investing activities	(139,806)	(103,222)

Cash flows from financing activities:
Payment of deferred financing costs	—	(822)
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(3,898)	(4,003)
Repurchase of Common Stock	(30,453)	(9,534)
Payment of cash dividends	(15,407)	(13,610)
Other	(5)	—
Net cash used in financing activities	(49,760)	(27,966)

Effect of exchange rate changes	(1,545)	3,832

Net increase (decrease) in cash, cash equivalents and short-term investments	(102,273)	60,167
Cash, cash equivalents and short-term investments at beginning of period	512,868	474,838
Cash, cash equivalents and short-term investments at end of period	$410,595	$535,005

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a useful measure on which to evaluate and compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. A supplemental reconciliation of the Company’s consolidated operating income, consolidated net income and diluted earnings per share (“EPS”) on a GAAP basis to adjusted operating income, adjusted net income and adjusted diluted EPS on a non-GAAP basis is presented in the following table. In addition, Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided below.

	Thirteen weeks ended May 28, 2022
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$511,548	$33,697	$25,067	$1.33	$450,039	$26,431	5.9%
Key Initiatives	—	11,390	8,405	0.44	—	11,390	2.5%
As adjusted	$511,548	$45,087	$33,472	$1.77	$450,039	$37,821	8.4%

	Thirty-nine weeks ended May 28, 2022
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$1,484,408	$101,100	$77,223	$4.07	$1,311,941	$81,683	6.2%
Key Initiatives	—	24,051	17,948	0.95	—	24,051	1.9%
As adjusted	$1,484,408	$125,151	$95,171	$5.02	$1,311,941	$105,734	8.1%

Supplemental reconciliations of the Company’s fiscal 2022 financial outlook for consolidated operating income, consolidated net income, diluted earnings per share and operating margin on a GAAP basis to adjusted operating income, adjusted net income, adjusted diluted EPS and adjusted operating margin on a non-GAAP basis are presented in the following tables. In addition, a supplemental reconciliation of the fiscal 2022 financial outlook for Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-two weeks ended August 27, 2022
	Consolidated			Core Laundry Operations
(In thousands, except percentages and per share amounts)	Guidance - at the midpoint	Key Initiative Costs	Adjusted	Guidance - at the midpoint	Key Initiative Costs	Adjusted
Revenues	$1,996,500	$—	$1,996,500	$1,769,500	$—	$1,769,500
Operating income	136,950	32,000	168,950	$114,000	$32,000	$146,000
Operating margin	6.9%	1.6%	8.5%	6.4%	1.9%	8.3%
Income before income taxes	137,100	32,000	169,100
Provision for income taxes	32,904	8,320	41,224
Net income	$104,196	$23,680	$127,876
Effective tax rate	24.0%	26.0%	24.4%

Diluted earnings per share:	Projected	Key Initiative Costs	Adjusted
Low	$5.40	$1.25	$6.65
High	$5.60	$1.25	$6.85